    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996



                                                      REGISTRATION NO. 001-12149

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                      CONSOLIDATED FREIGHTWAYS CORPORATION
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                                77-0425334
       (State or other jurisdiction         (I.R.S. Employer Identification No.)
    of incorporation or organization)

            175 LINFIELD DRIVE                             94025
          MENLO PARK, CALIFORNIA                         (Zip Code)
     (Address of principal executive
                 offices)

       Registrant's telephone number, including area code: (415) 326-1700

                            ------------------------

                          Copies of Communications to:

           STEPHEN D. RICHARDS                       BRIAN J. MCCARTHY
            175 Linfield Drive               300 South Grand Avenue, Suite 3400
       Menlo Park, California 94025            Los Angeles, California 90071

--------------------------------------------------------------------------------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on
   Title of each class to be registered     which each class is to be registered
    COMMON STOCK, PAR VALUE $0.01 PER             NEW YORK STOCK EXCHANGE
                  SHARE

       Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
                                (Title of Class)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      CONSOLIDATED FREIGHTWAYS CORPORATION
              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

ITEM  FORM 10 ITEM CAPTION                                          LOCATION IN INFORMATION STATEMENT
----  --------------------------------------------------    --------------------------------------------------
  1   Business..........................................    Business; Selected Historical Financial Data

  2   Financial Information.............................    Selected Historical Financial Data; Management's
                                                             Discussion and Analysis of Financial Condition
                                                             and Results of Operations

  3   Properties........................................    Business -- Properties

  4   Security Ownership of Certain Beneficial Owners
       and Management...................................    Security Ownership of Certain Beneficial Owners
                                                             and Management

  5   Directors and Executive Officers..................    Management

  6   Executive Compensation............................    Executive Compensation and Other Matters

  7   Certain Relationships and Related Transactions....    Relationship between CFI and the Company after the
                                                             Distribution; Executive Compensation and Other
                                                             Matters

  8   Legal Proceedings.................................    Business -- Legal Proceedings

  9   Market Price of and Dividends on the Registrant's
       Common Equity and Related Shareholder Matters....    The Distribution -- Listing and Trading of the
                                                             Common Stock; Risk Factors -- No Current Public
                                                             Market for the Common Stock; Possibility of
                                                             Significant Price Fluctuations; Dividend Policy;
                                                             Description of Company Capital Stock

 10   Recent Sales of Unregistered Securities...........    None

 11   Description of Registrant's Securities to be
       Registered.......................................    Description of Company Capital Stock; Purposes and
                                                             Antitakeover Effects of Certain Provisions of the
                                                             Company's Charter and Bylaws

 12   Indemnification of Directors and Officers.........    Liability and Indemnification of Directors and
                                                             Officers

 13   Financial Statements and Supplementary Data.......    Selected Historical Financial Data; Pro Forma
                                                             Consolidated Financial Statements; Index to
                                                             Combined Financial Statements

 14   Changes in and Disagreements with Accountants on
       Accounting and Financial Disclosure..............    None

 15   Financial Statements and Exhibits.................    Index to Combined Financial Statements; Index to
                                                             Exhibits

   INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM 10, FILE NO.
                                   001-12149



    Consolidated Freightways Corporation (the "Company") hereby incorporates by reference into this Information Statement on Form 10 in its entirety the Information Statement on Form 10 (File No. 001-12149) filed on September 10, 1996 with the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

          PART II -- INFORMATION NOT INCLUDED IN INFORMATION STATEMENT


  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Form of Distribution Agreement between Consolidated Freightways, Inc. and Consolidated Freightways
              Corporation, to be dated as of             , 1996

       3.1   Form of Amended and Restated Certificate of Incorporation of Consolidated Freightways Corporation

       3.2   Form of Amended and Restated Bylaws of Consolidated Freightways Corporation

       4.1   Form of Common Stock Certificate

      10.1   Form of Transition Services Agreement between Consolidated Freightways, Inc. and Consolidated
              Freightways Corporation, to be dated as of             , 1996

      10.2   Form of Alternative Dispute Resolution Agreement between Consolidated Freightways, Inc. and Consolidated
              Freightways Corporation, to be dated as of             , 1996

      10.3   Form of Employee Benefit Matters Agreement between Consolidated Freightways, Inc. and Consolidated
              Freightways Corporation, to be dated as of             , 1996

      10.4   Form of Tax Sharing Agreement between Consolidated Freightways, Inc. and Consolidated Freightways
              Corporation, to be dated as of             , 1996

      10.5   Form of Reimbursement and Indemnification Agreement between Consolidated Freightways, Inc. and
              Consolidated Freightways Corporation of Delaware, to be dated as of             , 1996

      10.6   Form of Consolidated Freightways Corporation 1996 Stock Incentive Plan

      21.1   Subsidiaries of the Registrant

                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          CONSOLIDATED FREIGHTWAYS CORPORATION

                                          By: ________/s/ W. ROGER CURRY________
                                                       W. Roger Curry
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER


Date: ____October 2, 1996____

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                                                DESCRIPTION                                                PAGE
-----------  -------------------------------------------------------------------------------------------------     -----
       2.1   Form of Distribution Agreement between Consolidated Freightways, Inc. and Consolidated
              Freightways Corporation, to be dated as of             , 1996...................................

       3.1   Form of Amended and Restated Certificate of Incorporation of Consolidated Freightways
              Corporation.....................................................................................

       3.2   Form of Amended and Restated Bylaws of Consolidated Freightways Corporation......................

       4.1   Form of Common Stock Certificate.................................................................

      10.1   Form of Transition Services Agreement between Consolidated Freightways, Inc. and Consolidated
              Freightways Corporation, to be dated as of             , 1996...................................

      10.2   Form of Alternative Dispute Resolution Agreement between Consolidated Freightways, Inc. and
              Consolidated Freightways Corporation, to be dated as of             , 1996......................

      10.3   Form of Employee Benefit Matters Agreement between Consolidated Freightways, Inc. and
              Consolidated Freightways Corporation, to be dated as of             , 1996......................

      10.4   Form of Tax Sharing Agreement between Consolidated Freightways, Inc. and Consolidated Freightways
              Corporation, to be dated as of             , 1996...............................................

      10.5   Form of Reimbursement and Indemnification Agreement between Consolidated Freightways, Inc. and
              Consolidated Freightways Corporation of Delaware, to be dated as of             , 1996..........

      10.6   Form of Consolidated Freightways Corporation 1996 Stock Incentive Plan...........................

      21.1   Subsidiaries of the Registrant...................................................................